Exhibit 99.1

News Release

Two North Riverside Plaza, Suite 1300 • Chicago IL 60606 • 800-458-2235 • www.freightcaramerica.com

MEDIA CONTACT	Matthew S. Kohnke
TELEPHONE	(800) 458-2235

FOR RELEASE	May 27, 2016

FREIGHTCAR AMERICA, INC. ANNOUNCES APPOINTMENT OF

TED BAUN AS CHIEF COMMERCIAL OFFICER

CHICAGO, IL, May 27, 2016—FreightCar America, Inc. (NASDAQ: RAIL) announced today that its Board of Directors has appointed Theodore (Ted) W. Baun as Chief Commercial Officer, effective June 1, 2016. This newly created position expands Mr. Baun’s previous responsibilities as Senior Vice President, Marketing and Sales, a position to which he was promoted on August 15, 2008. Ted will report directly to Joseph E. McNeely, President and CEO, and will continue to serve as a key member of the FreightCar America leadership team and play a significant role in shaping the strategic direction of the Company.

Mr. Baun, 43, has 22 years of experience in the railcar industry, most of which has been with the Company. Mr. Baun joined the Company in 1994 and has held roles of increasing responsibility in operations, marketing and sales. He also gained sales leadership experience with Mitsui Rail Capital, LLC from 2003 to 2005 as Director of Sales after which he returned to the Company. Mr. Baun has led the Company’s sales team since November 2007.

“Ted will continue to handle all domestic and international railcar commercial and business development responsibilities for the Company and will now have the additional responsibility for oversight of our Parts Business and information technology. All Sales and Marketing personnel will continue to report to Ted, as will the Parts Business and information technology,” said Joe McNeely. “Ted will continue to drive the anticipated growth in our Parts Business by aligning all of our commercial activities and will ensure that our systems and infrastructure are optimized to support our growth,” McNeely concluded.

FreightCar America, Inc. manufactures a wide range of railroad freight cars, supplies railcar parts and leases freight cars through its JAIX Leasing Company subsidiary. FreightCar America designs and builds high-quality railcars, including coal cars, bulk commodity cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars and boxcars. It is headquartered in Chicago, Illinois and has facilities in the following locations: Cherokee, Alabama; Danville, Illinois; Grand Island, Nebraska; Johnstown, Pennsylvania; and Roanoke, Virginia. More information about FreightCar America is available on its website at www.freightcaramerica.com.

Exhibit 99.1

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

# # #